EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

MoSys, Inc.

Sunnyvale, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated March 12, 2007, relating to the consolidated financial statements and the financial statement schedule, and the effectiveness of MoSys, Inc.’s internal control over financial reporting appearing in the Form 10-K for the year ended December 31, 2006.

/s/ BDO Seidman, LLP
San Francisco, California
March 12, 2007